Exhibit 99.1

NEWS

Marriott International Announces Debt Tender Offers

BETHESDA, MD – June 15, 2020 - Marriott International, Inc. (NASDAQ: MAR) today announced its offers to purchase for cash any and all of the Notes listed in the table below (the “Notes”). The offers to purchase with respect to each series of Notes are being referred to herein collectively as the “Offers” and each as an “Offer.” Each Offer is made upon the terms and subject to the conditions set forth in the offer to purchase, dated June 15, 2020 (as may be amended or supplemented from time to time, the “Offer to Purchase”), and its accompanying notice of guaranteed delivery (the “Notice of Guaranteed Delivery” and, together with the Offer to Purchase, the “Tender Offer Documents”). Marriott’s obligation to complete an Offer with respect to a particular series of Notes is conditioned on the aggregate Total Consideration (as defined below) for the Offers (which excludes the applicable Accrued Coupon Payment) not exceeding $1,000,000,000 and is subject to the other terms and conditions described in the Offer to Purchase. Capitalized terms used but not defined in this announcement have the meanings given to them in the Offer to Purchase.

Title of Security	CUSIP	Acceptance Priority Level(1)	Maturity Date	Principal Amount Outstanding	Total Consideration(2)
2.300% Series Q Notes due 2022	571903AR4	1	January 15, 2022	$750,000,000	$1,006.25
3.250% Series L Notes due 2022	571903AK9	2	September 15, 2022	$350,000,000	$1,018.75
2.125% Series DD Notes due 2022	571903BC6	3	October 3, 2022	$550,000,000	$995.00
3.125% Series N Notes due 2021	571903AM5	4	October 15, 2021	$400,000,000	$1,012.50

(1)

Marriott will accept Notes in the order of their respective Acceptance Priority Level specified in the table above (each, an “Acceptance Priority Level,” with 1 being the highest Acceptance Priority Level and 4 being the lowest Acceptance Priority Level), subject to the terms and conditions described in the Offer to Purchase.

(2)	Represents the total consideration for each series of Notes (such consideration, the “Total Consideration”) per $1,000 principal amount of the Notes.

All documentation relating to the Offers, including the Offer to Purchase and the Notice of Guaranteed Delivery, together with any updates, are available from the Information Agent and the Tender Agent, as set forth below, and will also be available via the Offers website: http://www.dfking.com/MAR.

Timetable for the Offers

Date	Calendar Dates
Commencement of the Offers	June 15, 2020.

Withdrawal Date	5:00 p.m., New York City time, on June 19, 2020, unless extended with respect to any Offer.

Expiration Date	5:00 p.m., New York City time, on June 19, 2020, unless extended with respect to any Offer.

Settlement Date	Expected to be the first business day after the Expiration Date. The expected Settlement Date is June 22, 2020 with respect to each Offer, unless extended with respect to such Offer, other than for Notes tendered pursuant to the Guaranteed Delivery Procedures.

Date	Calendar Dates
Guaranteed Delivery Date	5:00 p.m., New York City time, on the second business day after the Expiration Date, expected to be 5:00 p.m., New York City time, on June 23, 2020, unless extended with respect to any Offer.

Guaranteed Delivery Settlement Date	Expected to be the third business day after the Expiration Date and the first business day after the Guaranteed Delivery Date. The expected Guaranteed Delivery Settlement Date is June 24, 2020, with respect to each Offer unless extended with respect to such Offer.

Purpose of the Offers

The primary purpose of the Offers is to acquire and retire outstanding Notes. Each Offer is subject to the satisfaction of certain conditions as more fully described under the heading “Description of the Offers—Conditions to the Offers” in the Offer to Purchase. Notes that are accepted in the Offers will be purchased, retired and cancelled by Marriott and will no longer remain outstanding obligations of Marriott.

Details of the Offers

The Offers will expire at 5:00 p.m., New York City time, on June 19, 2020 (as the same may be extended with respect to any Offer). Tendered Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on June 19, 2020 (as the same may be extended with respect to any Offer), but not thereafter, except as required by applicable law as described in the Offer to Purchase. None of the Offers is conditioned upon completion of any of the other Offers, and each Offer otherwise operates independently from the other Offers. None of the Offers is conditioned on any minimum amount of Notes being tendered.

For a Holder who holds Notes through DTC to validly tender Notes pursuant to the Offers, an Agent’s Message and any other required documents must be received by the Tender Agent at its address set forth on the Offer to Purchase at or prior to the Expiration Date or, if pursuant to the Guaranteed Delivery Procedures, at or prior to the Guaranteed Delivery Date. For a Holder who holds Notes through Clearstream Banking, société anonyme or Euroclear Bank SA/NV to validly tender Notes pursuant to the Offers, such Holder must tender such Notes in accordance with the procedures of such clearing system. There is no letter of transmittal for the Offer to Purchase.

Upon the terms and subject to the conditions set forth in the Tender Offer Documents, Holders who (i) validly tender Notes at or prior to the Expiration Date (and do not validly withdraw such Notes at or prior to the Withdrawal Date), or (ii) deliver a properly completed and duly executed Notice of Guaranteed Delivery (or comply with ATOP procedures applicable to guaranteed delivery) and all other required documents at or prior to the Expiration Date and validly tender their Notes at or prior to the Guaranteed Delivery Date pursuant to the Guaranteed Delivery Procedures, and, in each case, whose Notes are accepted for purchase by Marriott, will receive the applicable Total Consideration for each $1,000 principal amount of Notes as set forth in the table above, which will be payable in cash.

Among other conditions, Marriott’s obligation to complete an Offer with respect to a particular series of Notes is conditioned on the aggregate Total Consideration (which excludes the aggregate Accrued Coupon Payment) payable in respect of all Notes accepted for purchase in the aggregate not exceeding $1,000,000,000, and, in each case, subject to the terms and conditions set forth in the Offer to Purchase.

If the conditions set forth in the Offer to Purchase are not satisfied for every series of Notes because the aggregate Total Consideration (which excludes the aggregate Accrued Coupon Payment) for all Notes validly tendered and not validly withdrawn is greater than $1,000,000,000, then Marriott will, in accordance with the Acceptance Priority Levels, accept for purchase all Notes of each series validly tendered and not validly withdrawn, so long as (i) the aggregate Total Consideration necessary to purchase all validly tendered and not validly withdrawn Notes of such series, plus (ii) the aggregate Total Consideration necessary to purchase all validly tendered and not validly withdrawn Notes of all series having a higher Acceptance Priority Level than such series of Notes are equal to, or less than, $1,000,000,000, subject to the condition with respect to Non-Covered Notes (as defined below) further described in the Offer to Purchase.

If the conditions set forth above are not satisfied for a particular series of Notes (such series of Notes, the “Non-Covered Notes”), at any time at or prior to the Expiration Date, then: (i) no Notes of such series will be accepted for purchase, and (ii) if there is any series of Notes having a lower Acceptance Priority Level for which: (a) the aggregate Total Consideration necessary to purchase all validly tendered and not validly withdrawn Notes of such series, plus (b) the aggregate Total Consideration necessary to purchase all validly tendered and not validly withdrawn Notes of all series having a higher Acceptance Priority Level than such series of Notes, other than the Non-Covered Notes, are equal to, or less than, $1,000,000,000, then all Notes of such series having a lower Acceptance Priority Level will be accepted for purchase, until there is no series of Notes with a lower Acceptance Priority Level to be considered for purchase for which the conditions set forth in the Offer to Purchase are met.

It is possible that a series of Notes with a particular Acceptance Priority Level will fail to meet the conditions set forth in the Offer to Purchase and therefore will not be accepted for purchase even if one or more series with a higher or lower Acceptance Priority Level is accepted for purchase. If a series of Notes is accepted for purchase under the Offers, all Notes of that series that are validly tendered and not validly withdrawn will be accepted for purchase by Marriott. No series of Notes will be subject to proration pursuant to the Offers.

Marriott expressly reserves the right, in its sole discretion, subject to applicable law, to amend, extend or, upon failure of any condition described in the Offer to Purchase to be satisfied or waived, to terminate any of the Offers at any time at or prior to the Expiration Date. Marriott also reserves the right, in its sole discretion, subject to applicable law, to terminate any of the Offers at any time at or prior to the Expiration Date.

Marriott has retained Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC to act as the Dealer Managers in connection with the Offers (collectively, the “Dealer Managers”). Questions regarding terms and conditions of the Offers should be directed to Deutsche Bank Securities Inc. by calling toll free at (866) 627-0391 or collect at (212) 250-2955, or to Goldman Sachs & Co. LLC by calling toll free at 800- 828-3182 or collect at 212-357-1452.

D.F. King & Co., Inc. has been appointed as information agent (the “Information Agent”) and tender agent (the “Tender Agent”) in connection with the Offers. Questions or requests for assistance in connection with the Offers or for additional copies of the Tender Offer Documents, may be directed to D.F. King & Co., Inc. by calling toll free 866-811-1442 or collect at 212-269-5550 or via e-mail at MAR@dfking.com. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offers. The Tender Offer Documents can be accessed at the Offers website: http://www.dfking.com/MAR.

Neither this announcement nor the Offer to Purchase, or the electronic transmission thereof, constitutes an offer to sell or buy Notes, as applicable, in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer or solicitation under applicable securities laws or otherwise.

The distribution of this announcement in certain jurisdictions may be restricted by law. In those jurisdictions where the securities, blue sky or other laws require the Offers to be made by a licensed broker or dealer and the Dealer Managers or any of their respective affiliates is such a licensed broker or dealer in any such jurisdiction, the Offers shall be deemed to be made by the Dealer Managers or such affiliate (as the case may be) on behalf of Marriott in such jurisdiction.

Cautionary Language Concerning Forward-Looking Statements

All statements in this press release are made as of June 15, 2020. Except as required by applicable law, Marriott undertakes no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise. This press release contains “forward-looking statements” within the meaning of federal securities laws, including statements related to the expected timing, final terms and completion of the Offers and similar statements concerning anticipated future events and expectations that are not historical facts.

Marriott cautions you that these statements are not guarantees of future performance and are subject to numerous evolving risks and uncertainties that Marriott may not be able to accurately predict or assess, including those Marriott identifies in the Offer to Purchase and other risk factors that Marriott identifies in its Securities and Exchange Commission filings, including Marriott’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020. Risks that could affect forward-looking statements in this press release include, without limitation, that the Offers are subject to market conditions and a number of other conditions and approvals, and the final terms of the Offers may vary substantially as a result of market and other conditions. There can be no assurance that the Offers will be completed as described herein or at all. Any of these factors could cause actual results to differ materially from the expectations Marriott expresses or implies in this press release.

Marriott International, Inc. (NASDAQ: MAR) is based in Bethesda, Maryland, USA, and encompasses a portfolio of more than 7,400 properties under 30 leading brands spanning 134 countries and territories. Marriott operates and franchises hotels and licenses vacation ownership resorts all around the world. The company offers Marriott Bonvoy™, its highly-awarded travel program. For more information, please visit Marriott’s website at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com.

Marriott may post updates about COVID-19 and other matters on its investor relations website at www.marriott.com/investor or Marriott’s news center website at www.marriottnewscenter.com. Marriott encourages investors, the media, and others interested in the company to review and subscribe to the information Marriott posts on these websites, which may be material. The contents of these websites are not incorporated by reference into this press release or any report or document Marriott files with the SEC, and any references to the websites are intended to be inactive textual references only.

MEDIA CONTACT:

Brendan McManus

Corporate Relations

(301) 380-4495

brendan.mcmanus@marriott.com

INVESTOR RELATIONS CONTACTS:

Jackie Burka McConagha

Investor Relations

(301) 380-5126

jackie.burka@marriott.com

Betsy Dahm

Investor Relations

(301) 380-3372

betsy.dahm@marriott.com

IRPR#1

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